SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 11, 2002

FORWARD INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	0-6669	13-1950672
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

1801 Green Road Suite E
           Pompano Beach, Florida 33064
(Address of Principal Executive Offices)

Registrant's Telephone Number, including
area code: (954) 360-6420

(Former Address, if changed since last report)

Item 5: Other Events

        On April 11, 2002, the Company entered into a Settlement Agreement (the "Settlement Agreement") with Robert S. Ellin, Nancy Ellin, Atlantis Equities, Inc., Robert Ellin Family 1997 Trust and Robert Ellin Profit Sharing Plan (Mr. Ellin and such parties collectively are sometimes referred to as the "Ellin Group"). The Settlement Agreement resolves certain disagreements that have arisen between the Ellin Group and the Company. The principal terms of the Settlement Agreement are set forth below. The following summary is qualified in all respects by reference to the complete text of the Settlement Agreement, which (together with the exhibits thereto) is annexed to this Form 8-K as an exhibit.

        Pursuant to the Settlement Agreement, on April 11, 2002, the date of the Settlement Agreement, the Company appointed Mr. Bruce Galloway and Mr. Jeffrey Kuhr to the Company's Board of Directors. Mr. Galloway and Mr. Kuhr fill the vacancies created by the resignations on April 11, 2002, of Mr. Noah Fleschner and Mr. Samson Helfgott. In accordance with the terms of the Settlement Agreement, Mr. Galloway and Mr. Kuhr are expected to be nominated to the Company's audit committee and its compensation committee. In connection with the Settlement Agreement, the Company and each member of the Ellin Group have entered into a Standstill Agreement, dated April 11, 2002, pursuant to which the members of the Ellin Group have agreed not to, among other things: acquire additional shares of the Company's Common Stock; make or participate in any proxy solicitation with respect to the Common Stock; seek, propose or make any statement with respect to a merger or other business combination involving the Company; subject any Common Stock to any voting agreement or arrangement, other than the Standstill Agreement; call or seek to call any meeting of shareholders of the Company; act or seek to control or influence, or seek representation on, the Board of Directors of the Company (except to the extent the appointment of Messrs. Galloway and Kuhr constitute such representation); and to forebear from certain other activities and statements. Under certain circumstances specified in the Standstill Agreement, the Ellin Group may purchase additional shares of Common Stock that would, inclusive of Common Stock beneficially owned by the Ellin Group as disclosed in their Schedule 13D, as amended, result in the ownership of a maximum 15% of the Common Stock outstanding. The Standstill Agreement has a term of 18 months from the date thereof.

        In connection with the Settlement Agreement, on April 11, 2002, the Company and Atlantis Equities, Inc. entered into a letter agreement pursuant to which, under certain circumstances, if the Company, within a 24-month period from the date of the letter agreement, were to consummate a business combination with a company introduced to the Company by Atlantis Equities, Atlantis Equities would be entitled to a fee equal to 10% of the aggregate consideration paid in connection with such business combination. In addition, under the Settlement Agreement the Company and each member of the Ellin Group exchanged general releases and the Company remitted $100,000 to attorneys for Mr. Ellin as reimbursement for legal fees and disbursements incurred by him in connection with the disagreements arising between the Ellin Group and the Company during the 18 months preceding the date of the Settlement Agreement.

Item 7: Financial Statements and Exhibits

            (c) Exhibits
99.1	Settlement Agreement, dated April 11, 2002 between Robert S. Ellin, Nancy J. Ellin, Atlantis Equities Inc, Robert Ellin Family 1997 Trust, Robert Ellin Profit Sharing Plan, and Forward Industries Inc. and its exhibits including (unless otherwise indicated):

Exhibit (A) Form of Engagement Agreement dated April 11, 2002 between Atlantis Equities Inc. and Forward Industries Inc.

Exhibit (B) Form of Standstill Agreement dated April 11, 2002 between Robert S. Ellin, Nancy J. Ellin, Atlantis Equities Inc, Robert Ellin Family 1997 Trust, Robert Ellin Profit Sharing Plan, and Forward Industries Inc

Exhibit (C) Amended Schedule 13D of Ellin Group (Omitted)

Exhibit (D1) Form of General Release executed by Forward Industries

Exhibit (D2) Form of General Release executed by the Ellin Group

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2002

FORWARD INDUSTRIES, INC.

By: //s// Jerome E. Ball___________
Name: Jerome E. Ball
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

(c) Exhibits

99.1	Settlement Agreement, dated April 11, 2002 between Robert S. Ellin, Nancy J. Ellin, Atlantis Equities Inc, Robert Ellin Family 1997 Trust, Robert Ellin Profit Sharing Plan, and Forward Industries Inc. and its exhibits including (unless otherwise indicated):

Exhibit (A) Form of Engagement Agreement dated April 11, 2002 between Atlantis Equities Inc. and Forward Industries Inc.

Exhibit (B) Form of Standstill Agreement dated April 11, 2002 between Robert S. Ellin, Nancy J. Ellin, Atlantis Equities Inc, Robert Ellin Family 1997 Trust, Robert Ellin Profit Sharing Plan, and Forward Industries Inc

Exhibit (C) Amended Schedule 13D of Ellin Group (Omitted)

Exhibit (D1) Form of General Release executed by Forward Industries

Exhibit (D2) Form of General Release executed by the Ellin Group